Filed by CCH II, LLC
Pursuant to Rule 425 under the Securities Act of 1933
Subject Corporation: Charter Communications, Inc.
Registration No.: 000-27927

Exhibit 99.1

NEWS

Charter Communications, Inc. ("Charter"), CCH II, LLC and CCH II Capital Corp. have filed a registration statement on Form S-4 (including the prospectus contained therein) with the Securities and Exchange Commission for the exchange of Charter's 5.875% convertible senior notes due 2009 for the exchange consideration described therein. The information in this release is material to that exchange offer and the securities that are the subject of that offer. Before you tender the subject securities or otherwise make any investment decision with respect to the subject securities or the securities being offered thereby, you should read the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about Charter and its subsidiaries. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or by contacting Charter's Investor Relations department at Charter Plaza, 12405 Powerscourt Drive, St. Louis, Missouri 63131, telephone number (314) 965-0555.

FOR RELEASE: 5:00 AM CT, Friday, August 25, 2006

CHARTER COMMUNICATIONS ANNOUNCES
INTERIM RESULTS OF PRIVATE DEBT EXCHANGE OFFERS

ST. LOUIS, MO - Charter Communications, Inc. (Nasdaq: CHTR) announced the results to date of the offers by its indirect subsidiaries, CCH II, LLC (“CCH II”) and CCH I, LLC (“CCH I”) to issue new notes in exchange for up to any and all of each series of the outstanding notes listed below of Charter Communications Holdings, LLC (“Charter Holdings”). CCH II is offering to issue up to $200.0 million aggregate principal amount of new 10.25% Senior Notes due 2013 (the “CCH II Notes”) and CCH I is offering to issue up to $675.0 million aggregate principal amount of 11.00% Senior Secured Notes due 2015 (the “CCH I Notes” and, collectively with the CCH II Notes, the “New Notes”) in exchange for Charter Holdings notes with maturities in 2009 and 2010 (the “2009-2010 Notes”) and in 2011 and 2012 (the “2011-2012 Notes” and, collectively with the 2009-2010 Notes, the “Old Notes”).

As of 5:00 PM, Eastern Time (ET), on Thursday, August 24, 2006, approximately $483.1 million in aggregate principal amount of Old Notes had been validly tendered, consisting of approximately $183.1 million aggregate principal amount of the 2009-2010 Notes and approximately $300.0 million aggregate principal amount of 2011-2012 Notes.

Based upon the tenders to date and subject to consummation of the offers, $200.0 million aggregate principal amount of CCH II Notes and approximately $212.0 million aggregate principal amount of CCH I Notes would be issued. Approximately $593.2 million aggregate principal amount of 2009-2010 Notes and approximately $583.4 million aggregate principal amount of 2011-2012 Notes would remain outstanding.

The table below shows the aggregate principal amount of each series of Old Notes tendered to date, the approximate principal amount of CCH II Notes and CCH I Notes that would be issued in the offer by series, and the approximate principal amount of 2009-2010 Notes and 2011-2012 Notes that would remain outstanding by series subsequent to settlement, based upon the tenders to date and subject to consummation of the offers.

Title of Old Notes to be Exchanged	Principal Amount Tendered	Principal Amount of New CCH II Notes to be Issued	Principal Amount of New CCH I Notes to be Issued	Principal Amount of Old Notes to Remain Outstanding

8.625% Senior Notes due 2009	$81,206,000	$50,493,000	$24,665,000	$210,753,500
10.00% Senior Notes due 2009	32,783,000	24,930,000	4,948,000	121,385,000
10.75% Senior Notes due 2009	30,958,000	26,398,000	1,541,000	99,890,000
9.625% Senior Notes due 2009	31,952,000	28,268,000	98,000	75,388,145
10.25% Senior Notes due 2010	6,185,000	5,243,000	23,000	42,650,000
11.75% Senior Discount Notes due 2010	10,000	0	9,000	43,169,000
	$$183,094,000	$135,332,000	$31,284,000	$593,235,645

11.125% Senior Notes due 2011	70,426,000	22,640,000	35,074,000	146,871,000
9.920% Senior Discount Notes due 2011	58,757,000	18,380,000	27,548,000	138,804,713
10.00% Senior Notes due 2011	53,488,000	5,628,000	37,737,000	83,230,000
11.75% Senior Discount Notes due 2011	62,924,000	14,265,000	39,370,000	61,717,000
13.50% Senior Discount Notes due 2011	32,514,000	1,920,000	26,763,000	61,815,000
12.125% Senior Discount Notes due 2012	21,850,000	1,835,000	14,237,000	91,012,000
	$299,959,000	$64,668,000	$180,729,000	$583,449,713

Based upon the tenders to date and subject to consummation of the offers, Old Notes tendered for CCH II Notes would be pro rated (in accordance with the terms of the offers) as follows:

•	100% of the 2009-2010 Notes tendered for CCH II Notes would be exchanged for CCH II Notes; and

•	Approximately 56.5% of the 2011-2012 Notes tendered for CCH II Notes would be exchanged for CCH II Notes and the balance would be exchanged for CCH I Notes.

Final proration of tenders of the Old Notes would be determined based on the total amount of Old Notes tendered prior to the expiration of the offers and, accordingly, the foregoing interim results are subject to change.

Old Notes tendered after 5:00 PM ET, on August 24, 2006 will not receive the early participation payment of $50.00 in principal amount of New Notes per $1,000 principal amount of Old Notes. The exchange offers will expire at 11:59 PM ET, on September 8, 2006 (the “expiration date”), unless extended.

Old Notes tendered pursuant to the offers may no longer be withdrawn. The settlement date of the offers is expected to be as soon as practicable following the expiration date.

Holders who exchange Old Notes for New Notes will receive a cash payment on the settlement date of all accrued and unpaid cash interest to, but not including, the settlement date.

The offers are made only to qualified institutional buyers and to certain non-U.S. investors located outside the United States.

The complete terms and conditions of these private exchange offers are set forth in the informational documents relating to the offers. The exchange offers are subject to conditions that are described in the informational documents.

Documents relating to these private offers will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Noteholders who desire a copy of the eligibility letter may contact Global Bondholder Service Corporation, the information agent for the offers, at (866) 470-3700 (U.S. Toll-free) or (212) 430-3774.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States.  Charter provides a full range of advanced broadband services, including advanced Charter Digital® video entertainment programming, Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone.  Charter’s advertising sales and production services are sold under the Charter Media® brand.  More information about Charter can be found at www.charter.com.

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Contact:

Media:      Analysts:
Anita Lamont     Mary Jo Moehle
314/543-2215     314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. The Company will not undertake to revise forward-looking projections to reflect events after this date. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under applicable debt instruments and under applicable law, such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;

•
our ability to pay or refinance debt prior to or when it becomes due and/or to take advantage of market opportunities and market windows to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain and grow a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to obtain programming at reasonable prices or to pass programming cost increases on to our customers;

•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.